Exhibit 99


                                      Ford


NEWS

Contact:   George Pipas
           313-323-9216
           gpipas@ford.com

IMMEDIATE RELEASE
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FORD MOTOR COMPANY REPORTS MAY U.S. SALES

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o Ford Motor Company's May U.S. sales totaled 283,994, down 11 percent compared with a year ago.
o Car sales totaled 101,711, down 5 percent; truck sales totaled 182,283, down 13 percent.
o Ford Mustang sales totaled 19,721, up 47 percent compared with year ago.
o Ford announces third quarter North American production plans.

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DEARBORN,  Mich., June 1 - U.S.  customers  purchased or leased 283,994 cars and trucks from Ford, Mercury, Lincoln, Jaguar, Land Rover and Volvo dealers in May, down 11 percent compared with a year ago. Car sales totaled 101,711, down 5 percent and truck sales totaled 182,283, down 13 percent.

Mustang sales were 19,721, up 47 percent compared with a year ago and the highest May sales for Ford's legendary pony car since 1980.

"Mustang received straight A's again," said Steve Lyons, Ford group vice president, North America Marketing, Sales and Service. "The F-Series truck and Ford Five Hundred sedan also had pretty good report cards, but Mustang was the valedictorian in May's graduating class."






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North American Production
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The company plans to build 730,000 vehicles (210,000 cars and 520,000 trucks) in its North American assembly plants in the third quarter 2005. In the third quarter 2004, the company produced 747,000 vehicles (194,000 cars and 553,000 trucks).

In the second quarter of 2005, the company plans to build 905,000 vehicles (290,000 cars and 615,000 trucks), unchanged from the previously-announced plan.













Go to http://media.ford.com for news releases and high-resolution photographs.